Exhibit 5.19

[Letterhead of Ober Kaler]

January 29, 2004

Laidlaw International, Inc.
55 Shuman Blvd.
Naperville, Illinois 60563

and

Jones Day
77 W. Wacker Drive
Chicago, Illinois 60601

Ladies and Gentlemen:

     We have acted as special counsel in the Commonwealth of Virginia to the entities set forth on Schedule A attached hereto (the “Virginia Guarantors”), solely for the purpose of rendering this opinion in connection with the registration statement of Laidlaw International, Inc. (the “Company”) on Form S-4 (the registration statement on Form S-4, including any amendments and supplements thereto is referred to herein as the “Registration Statement”) as filed with the Securities and Exchange Commission on January 29, 2004 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s issuance and exchange (the “Exchange Offer”) of up to $406,000,000 aggregate principal amount registered 10.75% Senior Notes due 2011 (the “Exchange Notes”), to be registered under the Securities Act for an equal principal amount of the Company’s outstanding 10.75% Senior Notes due 2011 (the “Outstanding Notes”). The Outstanding Notes were, and the Exchange Notes will be, issued pursuant to an Indenture, dated as of June 3, 2003 (as amended by the First Supplemental Indenture, dated as of June 18, 2003, the “Indenture”) among the Company, the Guarantors, and Deutsche Bank Trust, as Trustee. The Outstanding Notes are, and the Exchange Notes will be, guaranteed by the Guarantors, including the Virginia Guarantors. The guarantees of the Virginia Guarantors are referred to herein as the “Virginia Guarantees” and the Indenture and Virginia Guarantees are referred to herein as the “Transaction Documents.”

     All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

     In our capacity as special counsel to the Virginia Guarantors and for the purposes of the opinions set forth below, we have examined such documents and records, including an examination of originals and copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this

Laidlaw International, Inc.
      and
Jones Day

opinion, including a certificate of each of the Virginia Guarantors and the certificates of the State Corporation Commission of the Commonwealth of Virginia described on Schedule B attached hereto and made a part hereof, to the effect that the Virginia Guarantors are corporations existing under the laws of Virginia and are in good standing (the “Virginia Good Standing Certificates”).

     With respect to questions of fact material to our opinions, without undertaking to verify the same by independent investigation, we have relied upon representations and certifications by public officers and by officers of the Guarantors and others, including, without limitation, Certificates of the Virginia Guarantors (the “Certificates”).

     In basing the opinions and other matters set forth herein on “our knowledge”, the words “our knowledge” signify that, in the course of our review and analysis for the purpose of rendering this opinion letter, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing reports, records, documents, certificates, instruments and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters. The words “our knowledge” and similar language used herein are intended to be limited to the knowledge of the lawyers within our firm who have worked on matters relating to this opinion letter.

     In rendering the opinions set forth below, we have assumed the following:

     A. Each of the Virginia Guarantors has been duly organized under the laws of the Commonwealth of Virginia.

     B. Each of the parties thereto (other than the Virginia Guarantors) has duly and validly authorized, executed and delivered the Transaction Documents and each other instrument, document and agreement executed in connection with the Transaction Documents to which such party is a signatory, and such party’s obligations set forth therein (other than the obligations of the Virginia Guarantors under the Transaction Documents) are its legal, valid and binding obligations, enforceable in accordance with their respective terms.

     C. Each person executing any such instrument, document or agreement on behalf of any such party (other than on behalf of the Virginia Guarantors) is duly authorized to do so.

     D. Each natural person executing any such instrument, document or agreement is legally competent to do so.

Laidlaw International, Inc.
   and
Jones Day

     E. There are no oral or written modifications of or amendments to the Transaction Documents, and there has been no waiver of any of the provisions of such documents, by actions or conduct of the parties or otherwise.

     F. All documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic or facsimile copies conform to the original documents, all signatures on all documents submitted to us for examination are genuine, and all public records reviewed are accurate and complete.

     G. The execution and delivery of, and performance of its obligations under and compliance with the provisions of, the Transaction Documents by each of the parties thereto (other than the Virginia Guarantors) will not (i) contravene any applicable law to which it or any of its assets are subject or (ii) contravene or conflict with any provision of its Articles of Association, charter, or equivalent constituent documents.

     H. All representations, warranties, certifications and statements with respect to matters of fact and other factual information (1) made or contained in the Transaction Documents or in the Certificates by or on behalf of the Virginia Guarantors; (2) made by public officers; or (3) made by officers or representatives of the Virginia Guarantors, are accurate, true, correct and complete in all respects.

     I. As to all acts undertaken by any governmental authority, and of those persons purporting to act in any governmental capacity, the persons acting on behalf of the governmental authority have the power and authority to do so, and all actions taken by such persons on behalf of such governmental authority are valid, legal and sufficient.

     J. All governmental permits or approvals reviewed by us are accurate, complete and authentic, and the appropriate regulatory authorities have adhered to applicable legal and procedural requirements.

     K. All documents furnished to us in final draft or final execution form conform to the final, executed originals of such documents.

     Based upon our review of the foregoing and subject to the limitations, exceptions, assumptions and qualifications stated herein, we are of the opinion that, as of the date of this letter:

1.	Each of the Virginia Guarantors is a corporation validly existing and, based solely on the Virginia Good Standing Certificates, in good standing under the laws of the Commonwealth of Virginia.

Laidlaw International, Inc.
   and
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2.	As of the date of the Indenture, the Virginia Guarantors had all necessary corporate power and authority to enter into the Indenture, and as of the date of this letter, the Virginia Guarantors have all necessary corporate power and authority to perform their obligations under the Indenture.

3.	The execution, delivery and performance by the Virginia Guarantors of the Indenture have been authorized by all necessary corporate action of the Virginia Guarantors.

4.	When the Registration Statement has become effective under the Securities Act and the Guarantees of the Exchange Notes have been executed and delivered by the Guarantors in accordance with the terms of the Exchange Offer in exchange for the Guarantees of the Outstanding Notes, the Virginia Guarantees will have been validly executed and delivered and the Virginia Guarantees will constitute a valid and binding obligation of each of the Virginia Guarantors. Although the Indenture is expressed to be governed by the laws of the State of New York, for the purpose of the opinion provided in this paragraph 4 we have assumed that the substantive laws of the State of New York are identical in all material respects to the substantive laws of the Commonwealth of Virginia.

     The opinions set forth herein are subject to the following qualifications:

     A. We express no opinion regarding the laws of any jurisdiction other than the laws of the Commonwealth of Virginia and the laws of the United States of America (the “Laws”). Notwithstanding anything to the contrary contained herein, we express no opinion concerning the following laws and all rules, regulations, orders and decisions relating thereto: (i) Federal securities laws, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, and the securities laws of any state, including the securities laws of the Commonwealth of Virginia; (ii) Federal and state tax laws; (iii) Federal and state health care laws; (iv) Federal and state antitrust and unfair competition laws; (v) state fraudulent conveyance statutes, Section 544 and 547-550 of the Federal Bankruptcy Code or similar statutes or case law; (vi) state and Federal insurance laws; and (vii) local laws (including statutes, administrative decisions and rules and regulations of county, municipal and similar political subdivisions).

     B. Our opinions herein are subject to, and we express no opinion regarding: (i) the exercise of judicial discretion in accordance with general principles of equity,

Laidlaw International, Inc.
   and
Jones Day

including, without limitation, concepts of materiality, reasonableness, good faith, and fair dealing, and the possible unavailability of specific performance or injunctive remedy (whether applied by court of law or by court of equity); (ii) the valid exercise of the constitutional powers of the United States of America and the sovereign police and tax powers of the Commonwealth of Virginia or other governmental units having jurisdiction; and (iii) with regard to the enforceability of the Transaction Documents, the bankruptcy, receivership, insolvency, reorganization, fraudulent transfer, liquidation, moratorium, and other similar laws heretofore or hereafter enacted relating to, or affecting generally, the enforcement of creditors’ rights and remedies. Furthermore, enforceability of the Transaction Documents may be limited to the extent that the remedies are sought by a party with respect to a breach that a court concludes is not material or does not adversely affect such party, and enforceability may be limited by any unconscionable, inequitable, or unreasonable conduct on the part of such party seeking enforcement, defenses arising from such party’s failure to act in accordance with the terms and conditions of the Transaction Documents, defenses arising as a consequence of the passage of time or defenses arising as a result of such party’s failure to act reasonably or in good faith or to comply with the terms of the Transaction Documents.

     C. We have not reviewed and express no opinion as to any agreement, document, certificate, or instrument, other than the Transaction Documents, that is referred to in, incorporated by reference into, or attached to any of the Transaction Documents.

     D. We express no opinion regarding: (i) the legality, validity or enforceability under the Transaction Documents of (1) any waiver or ratification of future rights, and any vague or broadly stated waivers that do not delineate the subject matter of the waiver with reasonable specificity; (2) any waiver found contrary to public policy; (3) any waiver of any right to consequential or other damages or of any rights granted by statute or common law or of any procedural, judicial, or substantive rights or defenses, such as rights to notice, right to a jury trial, statutes of limitation, appraisal or valuation rights, and marshaling of assets; (4) any waiver of objections to the bringing of an action or proceeding in a particular jurisdiction, forum, or venue, where such waivers are determined to be insufficiently clear and explicit, against public policy, unreasonable in the circumstances of a particular application, or prohibited by law; or (5) indemnification or exculpation (a) with respect to the negligence or misconduct of any party to the Transaction Documents or any one acting on their behalf, or with respect to violations of law, or (b) that is found contrary to statute or public policy; or (ii) the legality, validity or enforceability of covenants not to compete.

     E. We express no opinion regarding the legality, validity or enforceability of any provision of the Transaction Documents that (i) provides for the jurisdiction of the

Laidlaw International, Inc.
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courts of any particular jurisdiction or restrict access to courts; (ii) states that any failure or delay in exercising rights, powers, privileges or remedies under the Transaction Documents will not operate as a waiver thereof; (iii) purports to allow the Trustee or any holder of the Exchange Notes to accelerate the maturity of any obligation, to institute foreclosure proceedings, to dispossess a tenant, to terminate a leasehold right or to exercise any similar right, without notice to the parties thereto or without notice to any other obligor (including, without limitation notice of intent to accelerate); (iv) purports to establish evidentiary standards for suits or proceedings to enforce the Transaction Documents or evidentiary standards relating to powers granted therein; (v) purports to establish or satisfy certain factual standards or conditions; (vi) purports to sever unenforceable provisions from the Transaction Documents, to the extent that the enforcement of remaining provisions would frustrate the fundamental intent to the parties to the Transaction Documents; (vii) restricts access to legal or equitable remedies; (vii) purports to appoint any party as attorney-in-fact or agent for the Guarantors; (ix) purports to entitle the Trustee or any holder of the Exchange Notes, as a matter of right, to the appointment of a receiver after the occurrence of a default; (x) imposes late payment charges, liquidated damages, penalties, prepayment premiums or increased interest rates upon delinquency in payment or the occurrence of a default or a prepayment of indebtedness; (xi) purports to entitle the Trustee or any holder of the Exchange Notes to exercise self-help or other non judicial remedies, such as any rights of setoff, (xii) specifies that provisions thereof may only be waived in writing; (xiii) purports to authorize or consent to a confessed judgment; (xiv) purports to entitle the Trustee or any holder of the Exchange Notes to unspecified fees or charges imposed in its sole discretion; (xv) requires the Guarantors to give notice to the Trustee or any holder of the Exchange Notes of any acts or omissions of the Trustee or such holder of the Exchange Notes or any of their respective agents or employees; or (xvi) provides that rights or remedies are not exclusive, that rights or remedies may be exercised without notice, that each right or remedy is cumulative and may be exercised in addition to or with any other right or remedy, that election of a particular remedy or remedies does not preclude recourse to one or more other remedies, or that failure to exercise or a delay in exercising rights of remedies will not operate as a waiver of any such right or remedy. Notwithstanding certain provisions in the Transaction Documents, the Trustee and the holders of the Exchange Notes may be limited to recovering reasonable attorneys’ fees and legal expenses and only reasonable compensation for losses.

     F. We express no opinion as to the effect of non-compliance by the Trustee or any holder of the Exchange Notes with any state or Federal laws or regulations applicable to the transactions contemplated by the Transaction Documents. We are unaware of the individual circumstances of the Trustee or any holder of the Exchange Notes and, consequently we express no opinion with respect to (i) the necessity or appropriateness of qualification to do business in any state as a foreign corporation by the

Laidlaw International, Inc.
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Trustee or any holder of the Exchange Notes either now or at any future date, or (ii) any consequences that might result from the failure of any such party so to qualify if required by law to do so, including, without limitation, the inability to maintain suit on any contracts, including the Transaction Documents, until such party so qualifies to do business as a foreign corporation and satisfies any other requirements under the applicable law arising out of failure to qualify to do business.

     G. The opinions expressed herein concern only the effect of the Laws (excluding the principles of conflict of laws) as currently in effect. We assume no obligation to supplement this opinion if any Laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

     H. The opinions expressed in this letter are limited to the matters set forth in this opinion letter, and no other opinions should be inferred beyond the matters expressly herein stated.

     Our opinions contained herein are rendered solely in connection with the Registration Statement and may not be relied upon in any manner by any Person other than the addressees hereof (collectively, the “Reliance Parties”), or by any Reliance Party for any other purpose. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ OBER, KALER, GRIMES & SHRIVER
a Professional Corporation

Laidlaw International, Inc.
   and
Jones Day

Schedule A

EmCare of Virginia, Inc.

Tidewater Ambulance Service, Inc.